UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2025

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina			001-37497	26-4596286
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive,	Wilmington,	NC		28403
(Address of principal executive offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On February 11, 2025, Diane B. Glossman notified the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) that she has decided not to stand for re-election to the Board of Directors at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Glossman’s term as a director of the Company will expire immediately prior to the Annual Meeting. In addition, Ms. Glossman will step down as a director of Live Oak Banking Company, the Company’s wholly owned subsidiary (the “Bank”) effective at the Annual Meeting.

Ms. Glossman’s decision not to stand for re-election to the Board of Directors of the Company and to step down from the Board of Directors of the Bank is not as a result of a disagreement with the Company or the Bank on any matter related to their operations, policies, or practices.

(e)    On February 10, 2025, the Compensation Committee (“the Committee”) of the Company approved (i) discretionary cash bonus awards and (ii) restricted stock unit (“RSU”) awards to certain named executive officers of the Company under the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”), as amended. Each RSU represents a right to receive one share of the Company’s voting common stock upon vesting, subject to the terms and conditions described below.

Renato Derraik, Chief Information and Digital Officer of the Bank received a cash bonus award of $45,000 and an RSU award representing 15,678 shares of the Company’s voting common stock. William C. Losch, III, President, received a cash bonus award of $57,600 and an RSU award representing 45,153 shares of the Company’s voting common stock. Stephanie A. Mann, Chief Strategy Officer received a cash bonus award of $32,000 and an RSU award representing 7,839 shares of the Company’s voting common stock. Walter J. Phifer, Chief Financial Officer, received a cash bonus award of $20,000 and an RSU award representing 9,264 shares of the Company’s voting common stock. Gregory W. Seward, Chief Risk Officer and General Counsel, received a cash bonus award of $36,000 and an RSU award representing 9,264 shares of the Company’s voting common stock. Each RSU award will vest in five equal annual installments beginning on February 10, 2026. If the grantee’s employment terminates for any reason (other than under certain circumstances following a Corporate Transaction, as such term is defined in the Plan) before February 10, 2030, all unvested RSUs will be forfeited.

With respect to James S. Mahan III, the Company’s Chairman and Chief Executive Officer, the Committee believes Mr. Mahan’s interests are aligned with those of our shareholders to a substantial degree due to his long-standing and substantial stock ownership in the Company. The Committee has not awarded Mr. Mahan any equity-based awards since our initial public offering in July 2015.

The foregoing description of the RSU awards do not purport to be complete and are qualified in their entirety by reference to the form of the applicable RSU award agreements, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Form of RSU Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: February 14, 2025	By:	/s/ Gregory W. Seward
Gregory W. Seward General Counsel & Chief Risk Officer
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